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                                                                    EXHIBIT 21.1


                Kevco Delaware, Inc.,
                a Delaware corporation.

                Sunbelt Wood Components, Inc.,
                a Delaware corporation.

                Bowen Supply, Inc.,
                a Georgia corporation.

                Shelter Components Corporation,
                an Indiana corporation.

                BPR Holdings, Inc.,
                an Indiana corporation.

                Shelter Components of Indiana, Inc.,
                an Indiana corporation.

                Design Components, Inc.,
                an Indiana corporation.

                Duo-Form of Michigan, Inc.
                a Michigan corporation.

                DCM, Inc.,
                an Indiana corporation.

                Shelter Distribution, L.P.,
                an Indiana listed partnership(1).

(1) Sole general partner is BPR Holdings, Inc.; sole limited partner is Shelter Components of Indiana, Inc.